UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 26, 2019 (December 23, 2019)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350, Denver, Colorado 80202

(Address of Principal Executive Offices)

(509) 459-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities register pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 23, 2019, Mr. Robert G. Wolfe provided notice of his intent to retire from the Board of Directors, effective December 31, 2019. Mr. Wolfe’s retirement, was not a result of any disagreement with the Company.

On December 26, 2017, the Board of Directors appointed current independent Board Member, R. Carter Pate, to replace Mr. Wolfe as the Company’s Chairman of Board. The Board of Directors also appointed Joe Megibow to serve on the Compensation Committee to replace Michael Vernon, who is also retiring from the Board as of December 31, 2019.

The Nominating and Governance Committee is engaged in its annual process of assessing the Board’s needs and skills, and as part of that comprehensive analysis will determine whether to replace one or both of its open board seats.

Item 7.01	Regulation FD Disclosure

A copy of the December 26, 2019 press release announcing the retirement of Mr. Wolfe and the appointment of Mr. Pate as Board Chair is included as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

Date: December 26, 2019